Exhibit 99.2

International Headquarters

2150 St. Elzéar Blvd. West

Laval, Quebec H7L 4A8

Phone: 514.744.6792

Fax: 514.744.6272

Contact Information:

Laurie W. Little

949-461-6002

laurie.little@valeant.com

Media:

Renee E. Soto/Meghan Gavigan

Sard Verbinnen & Co.

212-687-8080

rsoto@sardverb.com / mgavigan@sardverb.com

VALEANT PHARMACEUTICALS INTERNATIONAL, INC. COMPLETES

ACQUISITION OF SALIX PHARMACEUTICALS

Laval, Quebec — April 1, 2015 — Valeant Pharmaceuticals International, Inc. (NYSE: VRX and TSX: VRX) today announced it has completed the previously announced acquisition of Salix Pharmaceuticals, Ltd. Salix Pharmaceuticals is a specialty pharmaceutical company that offers innovative gastroenterology treatments such as XIFAXAN® (rifaximin) 550 mg, RUCONEST® (C1 esterase inhibitor [recombinant]), APRISO® (mesalamine), UCERIS® (budesonide) extended release tablets and RELISTOR® (methylnaltrexone bromide).

About Valeant Pharmaceuticals International, Inc.

Valeant Pharmaceuticals International, Inc. (NYSE/TSX: VRX) is a multinational specialty pharmaceutical company that develops, manufactures and markets a broad range of pharmaceutical products primarily in the areas of dermatology, eye health, neurology, and branded generics. More information about Valeant Pharmaceuticals International, Inc. can be found at www.valeant.com.

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